November 6, 2019

Transportation and Logistics Systems, Inc.

3 Riverway, Suite 1430

Houston, Texas 77056

RE:	Transportation and Logistics Systems, Inc. Registration Statement on Form S-1 Resale Opinion

Ladies and Gentlemen:

At your request, we have acted as special Nevada counsel to Transportation and Logistics Systems, Inc., a Nevada corporation (the “Company”), and have examined the Registration Statement on Form S-1 (as it may be amended from time to time, the “Registration Statement”) and prospectus contained therein (the “Prospectus”), filed with the Securities and Exchange Commission by the Company under the Securities Act of 1933, as amended (the “Securities Act”), with respect to up to 3,269,373 shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (“Common Stock”), to be offered for resale by certain stockholders of the Company (the “Selling Stockholders”), of which: (i) 585,000 shares of Common Stock are currently issued and outstanding; (ii) 1,111,433 shares of Common Stock are issuable upon conversion of outstanding convertible notes (the “Notes”); and (iii) 1,572,940 shares of Common Stock issuable upon the exercise of outstanding warrants (the “Warrants”). We are providing this letter to express our opinion on the matters set forth below.

In rendering this opinion, we have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the state of Nevada. We express no opinion with respect to any other laws or with respect to the “blue sky” securities laws of any state.

In our examination of documents for purposes of this opinion, we have relied on the accuracy of representations to us by officers of the Company with respect to all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers of the Company.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, the registration will apply to all the Shares and will not have been modified or rescinded.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued upon conversion of the Notes or exercise of the Warrants, respectively, in accordance with the terms thereof (and for the consideration set forth therein), will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the related Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission.

This opinion is rendered pursuant to Item 601(b)(5) of Regulation S-K under the Securities Act and may not be used, circulated, quoted or relied upon for any other purpose. This opinion is rendered on, as speaks only as of, the date of this letter first written above, is based solely on our understanding of facts in existence as of such date and does not address any potential changes in facts or circumstance that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Holley Driggs Walch Fine Puzey Stein & Thompson, Ltd.
Holley Driggs Walch
Fine Puzey Stein & Thompson, Ltd.